ROYALTY  AGREEMENT

            THIS AGREEMENT made this 14th day of September, 2000, by and through its General Partner and authorized representative, ROBERT L. TIGER TUMA of TIGER TRADING, LTD. (hereinafter known as TTL), a limited liability company organized and existing under the laws of the State of Ohio, with its principal office at, 8221 Brecksville Road, Bldg. #3 Suite #204, Brecksville, Ohio and AFFILIATED RESOURCE CORPORATION and its subsidiaries including but not limited to CHEMWAY (hereinafter known as AFFILIATED), a corporation organized and existing under the laws of the State of Texas, with its principal office at 3050 Post Oak Boulevard, Suite 1080, Houston, Texas.

 WHEREAS ROBERT L. TIGER TUMA the representative of TTL has brought together AFFILIATED and JORDAN GRAND PRIX LIMITED
(hereinafter known as JGPL), a limited liability company with its principal business at Dadford Road, Silverstone, Northhamptonshire, UK NN128T J, in a business arrangement in which AFFILIATED agrees to the terms of consideration described in paragraph (1) hereof this agreement.

 WHEREAS AFFILIATED is the manufacturer and producer of a collection of automobile aftermarket fluids and performance products which will be sponsored and promoted by the JORDAN RACE TEAM.

 NOW, THEREFORE, in consideration of the mutual covenants of this Agreement, the parties hereto have agreed and do hereby agree as follows:

 (1) AFFILIATED and its subsidiaries including but not limited to CHEMWAY grants and agrees to pay ROBERT L. TUMA and TTL exclusive royalties of five-percent (5%) of all gross sales in the entire WORLD for all products used, purchased and/or produced by AFFILIATED for the benefit of JGPL and any future products manufactured, produced, marketed, sponsored, promoted and distributed pursuant to the contract between AFFILIATED and JGPL. The royalties to ROBERT L. TUMA and TTL shall be paid on a quarterly basis within thirty (30) days after the first day of the month commencing on ______, 2000
(In conjunction with payments received under the Jordan Contract) Quarterly payments will continue in _____, ______, and _____ of each year for the life of the products. All royalties due from sales generated in other countries and in the United States must be paid in US dollars.

 (2) AFFILIATED agrees to honor the terms prescribed in paragraph (1 ) hereof for the thirty-six (36) months that it is bound by the contract with JGPL and an additional seven (7) months prior to the official launch of the products in the United States. Upon renewal of the contract between AFFILIATED and JGPL, this agreement, which protects the interest of TTL, will automatically be renewed. Any revisions made to the existing contract or the renewal must be mutually agreed upon by TTL and AFFILIATED. The renewed contract at the end of the forty-two (42) months will reflect any modified time limit agreed upon by AFFILIATED and JGPL.

 (3) For the purpose of computing royalties, all products shall be considered sold when delivered or when paid for, if paid for before delivery, it being understood, however, that upon mutual expiration of this Agreement, all shipments made on or before the date of such termination, which have not been billed out previously shall be considered as sold and therefore subject to royalty. AFFILIATED shall use its best effort to collect monies from its affiliates promptly.

 (4) AFFILIATED agrees to make quarterly, written reports to TTL at its office at Brecksville, Ohio, within thirty (30) days after the first day of
January, April, July and October of each year for the life of the product.

 (5) AFFILIATED agrees to keep true and accurate records showing the number of products sold hereunder in sufficient detail to enable the royalties payable hereunder by AFFILIATED. Furthermore AFFILIATED agrees to permit its pertinent records to be examined during business hours. Such examination shall be made to the extent necessary but in no event more often than twice a year and for the sole purpose of verifying the reports provided for in paragraph
(4) hereof and shall be made at the expense of TTL and by an auditor appointed by TTL to whom AFFILIATED has no objection. Such auditor shall agree to maintain any of AFFILIATED'S customers' secret, and TTL shall maintain in confidence the information conveyed to it hereunder by such auditor except insofar as it may be necessary for TTL to disclose such information to enforce its rights hereunder.

 (6) Should AFFILIATED at any time default in the payment of any royalty or the making of any report hereunder, or commit any breach of agreement herein contained, or make any false report, and fail to remedy any such default or breach within thirty (30) days after written notice thereof by TTL, TTL may file a cause of action on account of any such default or breach to seek remedy and shall be entitled to its reasonable attorney fees and court costs in addition to any award received.

 (7) This Agreement shall be binding upon the successors in business and assignee of TTL, and upon the successors in business of AFFILIA TED, but shall not be assigned by AFFILIATED without the consent in writing of TTL first. Any attempt to assign without TTL approval will be void.

 (8) This Agreement and all matters in issue related hereto shall be generally bound by the laws of the State of Ohio.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate (and caused their respective corporate seals to be affixed) as of the day and year first above written.


ATTEST:                           TIGER TRADING LTD.


______________________            By: ___________________________________
Beth Kucera                          Tiger Trading


ATTEST:                          AFFILIATED RESOURCE CORPORATION


______________________           By: ____________________________________